Exhibit A
WARRANT
NO. ___	AMERICAN STRATEGIC MINERALS CORP.	________ Shares

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN

TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, AMERICAN STRATEGIC MINERALS CORP., a Nevada corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to ________________ or registered assigns (the “Holder”), under the terms as hereinafter set forth, __________________ (_____________) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Warrant Stock”), at a purchase price of $0.60 per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”). The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth. The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Subscription Agreement (the “Subscription Agreement”), dated as of the date hereof, entered into by the Company, the Holder and the other signatories thereto.

1.                   Exercise of Warrant.

a.                   At any time after a Registration Statement registering shares of Warrant Stock is required to be filed or declared effective that has not as of the date of exercise been filed or declared effective, the Holder may exercise this Warrant according to its terms by surrendering this Warrant to the Company at the address set forth in Section 11, the Notice of Exercise attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the Notice of Exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, on __________________, 20__ (the “Expiration Date”).

b.                   Cashless Exercise. This Warrant may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing price of the Company’s common stock on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of shares of Warrant Stock that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

c.                    This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company. The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

d.                   No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

e.                    In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within three (3) trading days after such rights shall have been so exercised. The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

f. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Stock pursuant to an exercise within three trading days from the date of such exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

2.                   Disposition of Warrant Stock and Warrant.

a.                   The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or under Rule 903 of Regulation S promulgated under the Act or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act or Rule 903 of Regulation S promulgated under the Act, as the case may be, and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b.                   If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, unless cashless exercise is properly elected by the Holder and an applicable exemption from registration is available and the Company provided with an opinion of counsel acceptable to the Company that registration is not then required, in which case the certificate representing the Warrant Stock shall not bear any restrictive legend, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

3.                   Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant. The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4.                   Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5.                   Capital Adjustments. This Warrant is subject to the following further provisions:

a.                   Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another entity, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, or spin-off) with one or more persons or entities whereby such other persons or entities acquire more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company, or (F) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in (1) a transaction where the consideration paid to the holders of the Common Stock consists solely of cash, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act, or (3) a transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, cash equal to the Black-Scholes Value. For purposes of any such exercise, the determination of the Purchase Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Purchase Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3.1 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. “Black-Scholes Value” shall be determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (iii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

b.                   Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company's assets or of any successor corporation's assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term "successor corporation") shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

c.                    Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

d.                   Stock Dividends and Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(f) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

e.                    Stock and Rights Offering to Shareholders. If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

f.                    Warrant Price Adjustment. Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

g.                    Certain Shares Excluded. The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

h.                   Deferral and Cumulation of De Minimis Adjustments. The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment. In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

i.                     Duration of Adjustment. Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6.                   Removed and Reserved.

7.                   Limitation on Exercises. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. To the extent that the limitation contained in this Section 7 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of the determination. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The restriction described in this Section 7 may be waived, in whole or in part, upon sixty-one (61) days prior notice from the Holder to the Company to increase such percentage up to 9.99%, but not in excess of 9.99%. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

8.                   Notice to Holders.

a.                   Notice of Record Date. In case:

(i)                   the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii)                 of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii)                of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b.                   Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

9.                   Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

10.                Warrant Holder Not a Stockholder. The Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

11.                Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at American Strategic Minerals Corp., c2331 Mill Road, Suite 100, Alexandria, VA 22314 Attention: Doug Croxall, CEO, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

12.                Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

13.                Jurisdiction and Venue. The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York County, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of York located in New York County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

14.                Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent signed by both (a) the Company and (b) holders of Warrants representing a majority of the Warrant Stock then outstanding and not exercised.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this __ day of _____________________, 2012.

AMERICAN STRATEGIC MINERALS CORP.

By: _______________________________
Name: Doug Croxall
Title: Chief Executive Officer

NOTICE OF EXERCISE

TO: American Strategic Minerals Corp

2331 Mill Road, Suite 100
Alexandria, VA 22314

Attn: Doug Croxall, CEO

Tel: (___) ___-____

Fax: (___) ___-____

(1)                 The undersigned hereby elects to purchase ______________ shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant to Purchase Common Stock, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)                 Payment shall take the form of (check applicable box):

[_] in lawful money of the United States; or

[_] if permitted, the cancellation of __________ shares of Warrant Stock in order to exercise this Warrant with respect to ____________ shares of Warrant Stock (using the closing price of Company’s common stock the previous trading day of $______ for this calculation), in accordance with the formula and procedure set forth in subsection 1(b).

[_] if permitted, the cancellation of such number of shares of Warrant Stock as is necessary, in accordance with the formula and procedure set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of shares of Warrant Stock purchasable pursuant to a cashless exercise.

(3)                 Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

The shares of Warrant Stock shall be delivered to the following DWAC Account Number, if permitted, or by physical delivery of a certificate to:

(4)                 Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended or the undersigned satisfies the requirements under Regulation S promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name and Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all of or shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated:                             ,

Holder’s Name:

Holder’s Signature:

Name and Title of Signatory:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.